UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
 2901 West Bluegrass Blvd., Suite 100
Lehi, Utah 84043
(Address of principal executive offices and zip code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	NATR	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02    Results of Operations and Financial Condition.

On August 6, 2026, Nature’s Sunshine Products, Inc. (the “Company”) issued a press release announcing financial results for the second quarter ended June 30, 2026. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

The press release furnished herewith makes reference to non-GAAP financial information, which the Company's management believes assists management and investors in evaluating and comparing period-to-period results in a more meaningful and consistent manner. A reconciliation of GAAP to non-GAAP results is provided in the press release.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer

On August 4, 2026, the Company’s Board of Directors appointed Ms. Ruth Perkins to serve as the Executive Vice President, Chief Financial Officer, effective September 1, 2026. Jon Lanoy will continue to serve as the Principal Accounting Officer.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Ms. Perkins, age 46, brings more than 20 years of finance leadership experience across global consumer products companies, including The Estée Lauder Companies Inc., PepsiCo, and Ford Motor Company. Since July 2023, Ms. Perkins has served as Senior Vice President, Global Value Chain Finance at The Estée Lauder Companies Inc., where she has led enterprise-wide financial strategy supporting the company’s global supply chain and research and development organizations. In that role, she has overseen a global finance organization of more than 120 professionals and partnered with senior leadership on capital allocation, productivity initiatives, operational transformation, long-range planning, and value creation efforts.

Prior to joining The Estée Lauder Companies Inc., Ms. Perkins spent nearly 18 years with PepsiCo, where she advanced through a series of finance leadership roles, including serving as Vice President, Financial Planning & Analysis for PepsiCo Beverages North America from 2021 to 2023. Earlier in her career, Ms. Perkins held a finance role at Ford Motor Company. Ms. Perkins holds a Master of Business Administration and a Bachelor of Science in Business Management from Brigham Young University.

In connection with her appointment, Ms. Perkins will be responsible for leading the Company’s global finance organization, including financial planning and analysis, accounting, treasury, tax, internal audit, investor relations, and financial reporting, and will serve as a member of the Company’s Growth Leadership Team.

Pursuant to the Employment Agreement, Ms. Perkins will receive an annual base salary of $575,000 and will be eligible to participate in the Company’s executive bonus program with a target annual bonus opportunity equal to 70% of her base salary. For fiscal year 2026, Ms. Perkins is entitled to receive a prorated bonus at target performance regardless of the Company’s actual performance for such year.

The Employment Agreement provides that, within ten days following the effective date of employment, Ms. Perkins will receive equity awards with an aggregate target value of approximately $1.65 million, consisting of: (i) restricted stock units (“RSUs”) with a grant date value of $345,000 vesting in equal annual installments over three years subject to continued service; (ii) performance stock units (“PSUs”) with a grant date value of $345,000, the vesting of which will be based on performance criteria established by the Board of Directors; (iii) an additional RSU award with a grant date value of $500,000, vesting 44% on the first anniversary of the effective date, 40% on the second anniversary, and the remainder on the third anniversary; and (iv) a further award with a target value of $460,000, split equally between RSUs and PSUs. The terms and conditions of such awards will be governed by the Company’s 2026 Stock Incentive Plan and related award agreements. Ms. Perkins will also be eligible to participate in the Company’s annual equity incentive program, pursuant to which annual equity awards are generally targeted at 1.2 times her annual base salary, subject to approval by the Compensation Committee. The Employment Agreement further provides for a one-time relocation payment of $150,000, less applicable tax withholdings, payable within ten days following the effective date to assist Ms. Perkins in relocating her primary residence within fifty miles of Lehi, Utah. The net relocation payment is subject to repayment if certain conditions are not satisfied, including an 18-month vesting and forgiveness schedule and continued employment requirements.

If Ms. Perkins’ employment is terminated by the Company without cause, or if she resigns for good reason, and subject to her execution of an effective release of claims and continued compliance with specified restrictive covenants, she will be entitled to: (i) accrued but unpaid base salary and unreimbursed business expenses through the date of termination; (ii) severance equal to twelve months of her base salary, payable in installments; (iii) reimbursement of COBRA continuation coverage costs for up to twelve months; and (iv) a prorated annual bonus for the year of termination based on the portion of the year worked.

In the event Ms. Perkins’ employment is terminated without cause or she resigns for good reason within eighteen months following, or in anticipation of, a change in control, and subject to the conditions described above, she will be entitled to receive a lump-sum payment equal to one times the sum of her annual base salary and target annual bonus, together with continued COBRA reimbursement for twelve months and other accrued benefits provided under the Employment Agreement. The Employment Agreement contains customary confidentiality, non-competition, non-solicitation, indemnification and other protective covenants.

The description of the terms and provisions of the Employment Agreement set forth above is qualified in its entirety by reference to the actual Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding between Ms. Perkins and any other person pursuant to which she was selected as an officer of the Company. Ms. Perkins has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Ms. Perkins or any of her immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Item 9.01    Financial Statements and Exhibits

Item No.	Exhibit
10.1	Employment Agreement between the Company and Ruth Perkins.
99.1	Press release issued by the Company, dated August 6, 2026: Earnings Release.
99.2	Press release issued by the Company, dated August 6, 2026: Appointment of Ruth Perkins.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: August 6, 2026	By:	/s/ Nathan G. Brower
Nathan G. Brower, Executive Vice President, General Counsel and Corporate Secretary